Exhibit 1.1

[______] Shares

POSTAL REALTY TRUST, INC.

Class A Common Stock

UNDERWRITING AGREEMENT

May [___], 2019

Stifel, Nicolaus & Company, Incorporated

501 North Broadway

10th Floor

St. Louis, MO 63102

Janney Montgomery Scott LLC

1717 Arch Street

Philadelphia, PA 19103

BMO Capital Markets Corp.

3 Times Square

25th Floor

New York, NY 10036

As Representatives of the Several Underwriters named in Schedule A hereto

Dear Ladies and Gentlemen:

Postal Realty Trust, Inc., a Maryland corporation (the “Company”), and Postal Realty LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), agree with Stifel, Nicolaus & Company, Incorporated (“Stifel”), Janney Montgomery Scott LLC (“Janney”) and BMO Capital Markets Corp. (“BMO”), as representatives (the “Representatives”) of the several Underwriters named in Schedule A hereto (collectively, the “Underwriters”) to issue and sell to the several Underwriters [_____] shares (the “Firm Securities”) of its Class A common stock, par value $0.01 per share (the “Common Stock” or “Securities”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [_______] additional Securities (the “Optional Securities”) as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

Simultaneous with the First Closing Date, the Transaction Entities and certain of their affiliates and subsidiaries will complete a series of transactions described more fully in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Structure and Formation of our Company—Formation Transactions” (collectively, the “Formation Transactions”). As part of the Formation Transactions, the Company will, among other things, (1) consolidate the ownership of the real properties (the “Properties”) and other assets described in the Registration Statement, the General Disclosure Package and the Prospectus under the Company and the Operating Partnership and (2) contribute the net proceeds from the offering of the Offered Securities to the Operating Partnership in exchange for common units of limited partnership interest in the Operating Partnership (“OP Units”). A list of material agreements pursuant to which the Formation Transactions will be completed is set forth on Schedule B hereto (collectively, the “Operative Documents”).

The Transaction Entities hereby confirm their agreement with the Underwriters as follows:

1.	Representations and Warranties of the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to, and agrees with, the several Underwriters that:

(a)	Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-11 (No. 333-230684) covering the registration of the Offered Securities under the Securities Act of 1933, as amended (the “Act”), including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement pursuant to Rule 462(b), if any, and then deemed to be a part of the initial registration statement, and all 430A Information (as defined below) and all 430C Information (as defined below), that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also file with the Commission a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.”

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement. No stop order suspending the effectiveness of or use of the Initial Registration Statement and any Additional Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted and are pending or, to the knowledge of the Transaction Entities, are contemplated by the Securities and Exchange Commission (the “Commission”), and any request on the part of the Commission for additional information from the Transaction Entities in connection with the Initial Registration Statement and any Additional Registration Statement has been complied with.

For purposes of this Agreement:

“430A Information,” with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information,” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Applicable Time” means [___] [a./p.]m (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 2 of this Agreement.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Disclosure Package” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the information and free writing prospectuses, if any, identified in Schedule C hereto.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, including a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Material Adverse Effect” means any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Transaction Entities or their respective subsidiaries or any predecessor entity of the Company, the Operating Partnership or their respective subsidiaries (the “Predecessor Entities”), taken as a whole, whether or not arising in the ordinary course of business, or (ii) the ability of the Transaction Entities to perform their respective obligations under this Agreement, including the issuance and sale of the Offered Securities, or to consummate the transactions contemplated in the General Disclosure Package and the Prospectus.

“Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules (“Exchange Rules”) of the New York Stock Exchange (the “NYSE”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” or “Rule” is to the indicated rule under the Act or the Exchange Act as applicable.

(b)	Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement or any post-effective amendment thereto and the Additional Registration Statement (if any) complied and will comply in all material respects to the requirements of the Act and the Rules and Regulations thereunder, and did not, does not and will not include any untrue statement of a material fact or omitted, omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) the preliminary prospectus included in the General Disclosure Package and furnished to the Underwriters for delivery to prospective investors (the “Preliminary Prospectus”) complied in all material respects with the Act (including without limitation Section 10 of the Act) and did not, as of its date and does not, on the date of this Agreement, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the Prospectus and each amendment or supplement thereto, as of their respective issue dates, complied and will comply in all material respects with the Act and the Rules and Regulations thereunder, and neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) and at each Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranties contained herein do not apply to statements in or omissions from any document discussed herein based upon written information furnished to the Transaction Entities by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that such information is only that described as such in Section 7(c) hereof (collectively, the “Underwriter Information”). Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Offered Securities were or will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c)	Ineligible Issuer Status. At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act.

(d)	Emerging Growth Company. From the time of initial confidential submission of a registration statement relating to the Offered Securities with the Commission (or, if earlier, the first date on which a Section 5(d) Communication (as defined below) was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

(e)	General Disclosure Package. As of the Applicable Time and on each Closing Date, none of (i) the General Disclosure Package, (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, (iii) each road show, if any, when considered together with the General Disclosure Package, and (iv) any individual Section 5(d) Writing (as defined below), if any, listed on Schedule C hereto, when considered together with the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, Issuer Free Writing Prospectus, road show or Section 5(d) Writing, if any, made in reliance upon and in conformity with the Underwriter Information. For purposes of this Agreement, any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is herein called a “Section 5(d) Communication,” and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is herein called a “Section 5(d) Writing.”

(f)	Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each preliminary prospectus included in the General Disclosure Package, at the time of filing thereof with the Commission, complied in all material respects with the Act and the Rules and Regulations.

(g)	Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. Each Issuer Free Writing Prospectus conformed, conforms or will conform in all respects to the requirements of the Act and the Rules and Regulations thereunder. The Company has not made any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives; provided that such consent is deemed to have been given with respect to each Issuer Free Writing Prospectus identified on Schedule C to this Agreement. The Company (i) has filed or will file each Issuer Free Writing Prospectus required to be filed with the Commission pursuant to the Act and the Rules and Regulations thereunder in accordance therewith and/or (ii) has retained or will retain in accordance with the Act and the Rules and Regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act and the Rules and Regulations thereunder. The Company has made a bona fide electronic road show in compliance with Rule 433(d)(8)(i) such that no filing of any road show (as defined in Rule 433(h)) is required in connection with the offering of the Offered Securities.

(h)	Section 5(d) Communications. The Company (i) has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule C hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications.

(i)	Good Standing of the Company. The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in such jurisdiction, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect, and has the power and authority necessary to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations (i) under this Agreement and the Operative Documents, to the extent it is a party to such agreements, and (ii) in connection with the Formation Transactions.

(j)	Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in such jurisdiction, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect, and has the power and authority necessary to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations (i) under this Agreement and the Operative Documents, to the extent it is a party to such agreements, and (ii) in connection with the Formation Transactions. The Company, immediately following the Formation Transactions, will be the sole general partner of the Operating Partnership and at the Closing Date, the Agreement of Limited Partnership of the Operating Partnership, in the form filed as an exhibit to the Registration Statement, will be in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership will be as set forth in the General Disclosure Package and the Prospectus, provided that to the extent any portion of the Underwriters’ option to purchase Optional Securities is exercised as of the Closing Date, the percentage interest of such partners in the Operating Partnership will be adjusted accordingly and, additionally, to the extent any portion of such option is exercised subsequent to the Closing Date, the Company will contribute the proceeds from the sale of the Optional Securities to the Operating Partnership in exchange for a number of OP Units equal to the number of Optional Securities issued.

(k)	Subsidiaries. Each subsidiary of the Company (after giving effect to the Formation Transactions) has been duly organized and is existing and in good standing under the laws of the jurisdiction of its organization, with power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; and each subsidiary is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding equity interests of each subsidiary of the Company have been duly authorized and validly issued and, in the case of subsidiaries that are corporations, is fully paid and nonassessable; and the equity interests of each subsidiary is owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. Except for the equity interests of each of the subsidiaries owned by the Company, the Company does not own any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(l)	Offered Securities. The Offered Securities and all outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit or equity incentive plans described in the Registration Statement, the General Disclosure Package and the Prospectus); all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the Registration Statement, the General Disclosure Package and the Prospectus and to the description of such Offered Securities contained therein; the shareholders of the Company have no preemptive rights with respect to the Offered Securities; none of the outstanding shares of common stock of the Company have been issued in violation of any preemptive or similar rights of any securityholder; the forms of certificates used to represent the Offered Securities, if any, comply in all material respects with all applicable statutory requirements and with any applicable requirements of the Organizational Documents of the Company, and, in the case of the Offered Securities, with any requirements of the NYSE; the Securities have been registered pursuant to Section 12(b) of the Exchange Act and the Company has not received any notification that the Commission is contemplating terminating such registration; and the Company has not received any notification that the NYSE is contemplating terminating the listing of the Securities. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any Common Stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such Common Stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of Common Stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(m)	OP Units. The OP Units to be issued in the Formation Transactions have been duly and validly authorized for issuance by the Operating Partnership and, at the Closing Date, will be validly issued; the issuance and sale by the Operating Partnership of the OP Units in connection with the Formation Transactions are exempt from the registration requirements of the Act and applicable state securities, real estate syndication and blue sky laws; the terms of the OP Units conform in all material respects to the description related thereto contained in the General Disclosure Package and the Prospectus; and except as disclosed in the General Disclosure Package and the Prospectus, (i) no OP Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any OP Units, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other securities of the Operating Partnership.

(n)	Formation Shares. The Common Stock (other than the Offered Securities) to be issued in connection with the Formation Transactions (the “Formation Shares”) have been duly and validly authorized for issuance and sale to the applicable persons or their nominees pursuant to the applicable Operative Documents and, when the Formation Shares have been issued and delivered by the Company pursuant to the applicable Operative Document against payment of the consideration set forth therein, the Formation Shares will be duly and validly issued and fully paid and non-assessable; the issuance of the Formation Shares is not subject to any preemptive or other similar rights of any securityholder of the Company; and the issuance and sale by the Company of the Formation Shares are exempt from the registration requirements of the Act and applicable state securities, real estate syndication and blue sky laws.

(o)	No Finder’s Fee. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Transaction Entities or any of their respective affiliates, and any of their respective direct or indirect subsidiaries, and any person that would give rise to a valid claim against the Transaction Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(p)	Registration Rights. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or arrangements between either of the Transaction Entities or any of their respective subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require either of the Transaction Entities or any of their respective subsidiaries to file a registration statement under the Act with respect to any securities of the Company, the Operating Partnership or any of their respective subsidiaries; except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no person has the right, pursuant to any contract, agreement or arrangement, to have the offer and sale of any such securities to be registered under the Act pursuant to the Registration Statement.

(q)	Listing. The Offered Securities have been approved for listing on the NYSE, subject to notice of issuance.

(r)	Absence of Further Requirements. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the performance by each Transaction Entity of its obligations hereunder, in connection with the offering, issuance or sale of the Offered Securities hereunder or the consummation of the transactions contemplated by this Agreement, or under the Operative Documents, or in connection with the consummation of the Formation Transactions, except (i) such as have already been obtained or as may be required for the registration under the Act of the Offered Securities, or (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters, by the rules of the NYSE or by the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

(s)	Title to Property. (i) Upon consummation of the Formation Transactions, the Transaction Entities and their respective subsidiaries will have good and marketable title in fee simple to all of the Properties owned by them, in each case free and clear of all mortgages, liens, deeds of trust, pledges, claims, restrictions, encumbrances and defects except such mortgages, liens, deeds of trust, pledges, claims, restrictions, encumbrances and defects as do not, individually or in the aggregate, materially affect the value of the Properties taken as a whole and do not materially interfere with the use made and proposed to be made of such Property by the Transaction Entities and their respective subsidiaries; (ii) no third party, including any tenant at any of the Properties, has any option or right of first refusal to purchase any Property or any portion thereof or interest therein; (iii) all liens, charges, encumbrances, claims or restrictions on any of the Properties and the assets of either of the Transaction Entities or any of their respective subsidiaries that are required to be disclosed in the General Disclosure Package are disclosed therein; and (iv) neither of the Transaction Entities nor any of their respective subsidiaries owns any real property material to the business of the Transaction Entities and their respective subsidiaries other than the Properties.

(t)	Casualty. None of the Properties has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, except for such loss as would not have a Material Adverse Effect.

(u)	Leases. The Transaction Entities or one of their respective subsidiaries holds the lessor’s interest under the leases with any tenants occupying each Property (collectively, the “Leases”). Other than the Leases or as described in the General Disclosure Package, none of the Transaction Entities nor any of their respective subsidiaries has entered into any agreements that would materially affect the value of any Property or would materially interfere with the use made and proposed to be made of such Property by the Transaction Entities. Neither the Transaction Entities, nor, to the Transaction Entities’ knowledge, any other party to any Lease, is in breach or default of any such Lease; to the Transaction Entities’ knowledge, no event has occurred or been threatened in writing, which with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any Lease, or would permit termination, modification or acceleration under such Lease; and each of the Leases is valid and binding and in full force and effect, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

(v)	Compliance with Laws Concerning Properties. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither of the Transaction Entities nor any of their respective subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning any Property; except as disclosed in the General Disclosure Package and the Prospectus, each of the Properties complies with all applicable codes, laws, ordinances, regulations and deed restrictions or other covenants (including, without limitation, building and zoning laws and laws and regulations relating to access), except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither of the Transaction Entities nor any of their respective subsidiaries has any knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that would affect the use or value of any of the Properties, except for such proceedings or other instances that would not, individually or in the aggregate, have a Material Adverse Effect.

(w)	Due Authorization; Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement by the Transaction Entities and their respective subsidiaries (to the extent such entity is a party thereto) and their consummation, as applicable, of the transactions contemplated herein and therein, the Formation Transactions, the issuance and sale of the Offered Securities and the use of proceeds from the sale of the Offered Securities as described therein under the caption “Use of Proceeds,” and compliance by the Transaction Entities with their obligations hereunder and pursuant to the Operative Documents have been duly authorized by all necessary trust, corporate, limited liability company or limited partnership action, as applicable, and do not and will not, whether with or without the giving of notice or the passage of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of either of the Transaction Entities or any of their respective subsidiaries or any Predecessor Entity (or a subsidiary thereof) pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the Transaction Entities or any of their respective subsidiaries is a party or by which either of the Transaction Entities or any of their respective subsidiaries may be bound, or to which any of the Properties or any other properties or assets of either of the Transaction Entities or any of their respective subsidiaries is subject, except for such conflicts, breaches, violations, defaults, Repayment Events, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect, and would not materially adversely affect consummation of the transactions contemplated by this Agreement, nor will such action result in any violation of (i) the provisions of the Organizational Documents (as defined below) of the Transaction Entities or any of their respective subsidiaries or any Predecessor Entity (or any subsidiary thereof) or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either of the Transaction Entities or any of their respective subsidiaries or any of their Properties, except, in the case of clause (ii), for such violations that would not, individually or in the aggregate, have a Material Adverse Effect, and would not materially adversely affect consummation of the transactions contemplated by this Agreement. As used herein, “Organizational Documents” means the following, each as amended from time to time: (i) in the case of a corporation, its charter and bylaws; (ii) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (iii) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational document and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (iv) in the case of a Maryland real estate investment trust, its declaration of trust and its bylaws; (v) in the case of a trust, its certificate or declaration of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (vi) in the case of any other entity, the organization and governing documents of such entity, and “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by either of the Transaction Entities or any of their respective subsidiaries or any Predecessor Entity (or subsidiary thereof).

(x)	Operative Documents. The Transaction Entities and their respective subsidiaries, in each case, to the extent that each such entity is a party thereto, have the legal right and power to enter into each of the Operative Documents; the Transaction Entities and their respective subsidiaries, in each case, to the extent that each such entity is a party thereto, have duly authorized, executed and delivered, or will execute and deliver prior to or concurrent with the Closing Date, each of the Operative Documents; and each Operative Document constitutes a legally valid and binding obligation of the Transaction Entities and their respective subsidiaries, in each case, to the extent that it is a party thereto, enforceable against each of them that is a party thereto in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally.

(y)	Absence of Existing Defaults and Conflicts. Neither of the Transaction Entities nor any of their respective subsidiaries is (i) in violation of its Organizational Documents, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which either of the Transaction Entities or any of their respective subsidiaries is a party or by which it may be bound, or to which any of the Properties or any other properties or assets of the Transaction Entities or any of their respective subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over either of the Transaction Entities or any of their respective subsidiaries or any of their respective properties, assets or operations, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(z)	Possession of Permits. Each of the Transaction Entities and their respective subsidiaries possess such licenses, permits, approvals, consents, certificates and other authorizations from, and have made all declarations and filings with, all governmental authorities required or necessary to own or lease, as the case may be, and to operate their respective Properties and to carry on their respective businesses as now or proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, “Permits”), except where the failure to possess such Permits or make such declarations or filings would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Transaction Entities and their respective subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits and all of the Permits are valid and in full effect, and no event has occurred which allows, or after notice or lapse of time would allow, and neither of the Transaction Entities nor any of their respective subsidiaries nor any Predecessor Entity (or a subsidiary thereof) has received any notice of proceedings relating to, revocation, modification, or termination thereof or results in any other impairment of the rights of the holder of any such Permit, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)	Absence of Labor Dispute. None of the Transaction Entities nor any of their respective subsidiaries is engaged in any unfair labor practice; and (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Transaction Entities, threatened against the Transaction Entities or any of their respective subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of the Transaction Entities, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Transaction Entities, threatened against any of the Transaction Entities or any of their respective subsidiaries and (C) no union representation dispute currently existing concerning the employees of any of the Transaction Entities or any of their respective subsidiaries, (ii) to the knowledge of the Transaction Entities, no union organizing activities are currently taking place concerning the employees of the Transaction Entities or any of their respective subsidiaries and (iii) there has been no violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), concerning the employees of the Transaction Entities or any of their respective subsidiaries except for such violations as would not have a Material Adverse Effect.

(bb)	Possession of Intellectual Property. The Transaction Entities and their respective subsidiaries have access to adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to conduct the business now operated by them, and none of the Transaction Entities nor any of their respective subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(cc)	Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, and, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither of the Transaction Entities nor any of their respective subsidiaries nor any Predecessor Entity (or subsidiary thereof) is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) each of the Transaction Entities and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Transaction Entities, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against either of the Transaction Entities or any of their respective subsidiaries or any Predecessor Entity (or subsidiary thereof) and (iv) to the knowledge of the Transaction Entities, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting either of the Transaction Entities or their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

(dd)	Employment; Noncompetition; Nondisclosure. None of the Transaction Entities has been notified that any director, officer or other key person of the Transaction Entities or any of their respective subsidiaries plans to terminate his or her employment with any Transaction Entity or any of their respective subsidiaries, as applicable. None of the Transaction Entities or any of their respective subsidiaries is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the business activities of the Transaction Entities as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(ee)	Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Prospectus Summary—Structure and Formation of Our Company,” “Prospectus Summary—Restrictions on Transfer,” “Prospectus Summary—Restrictions on Ownership of our Capital Stock,” “Prospectus Summary—Our Tax Status,” “Management,” “Executive Compensation,” “Certain Relationships and Related Transactions,” “Policies With Respect to Certain Activities,” “Structure and Formation of our Company,” “Description of the Partnership Agreement of Postal Realty LP,” “Description of Capital Stock,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Material Federal Income Tax Considerations,” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the information required to be shown.

(ff)	Absence of Manipulation. None of the Transaction Entities nor or any of their respective subsidiaries nor, to the Transaction Entities’ knowledge, any affiliates of the Transaction Entities, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(gg)	Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Transaction Entities believe to be reliable and accurate.

(hh)	Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its subsidiaries and the Company’s Board of Directors are in compliance with all applicable provisions of Sarbanes-Oxley and the Exchange Rules. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that complies with the applicable Securities Laws are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and to maintain accountability for assets; (C) receipts and expenditures are being made only in accordance with management’s general or specific authorization; (D) access to assets is permitted only in accordance with management’s general or specific authorization; and (E) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls will be overseen by the Audit Committee of the Board (the “Audit Committee”) in accordance with the Exchange Rules. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and as of the date hereof is not aware of any facts or circumstances that would require the Company to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the applicable Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the General Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ii)	Disclosure Controls. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurances that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(jj)	Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Transaction Entities or any of their respective subsidiaries or Properties that, if determined adversely to any of the Transaction Entities or any of their respective subsidiaries or Properties, would materially and adversely affect the ability of the Transaction Entities to perform its obligations under this Agreement or the Operative Documents, or which are otherwise material in the context of the sale of the Offered Securities; and none of the Transaction Entities nor any of their respective subsidiaries has received any written notice or communication threatening such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) and, to the Transaction Entities’ knowledge, none are contemplated.

(kk)	Financial Statements; Non-GAAP Financial Measures. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company’s predecessor and its consolidated subsidiaries as of the dates indicated, and the balance sheets, statements of operations, changes in shareholders’ equity and cash flows of the Company’s predecessor and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved and comply with the Commission’s rules and guidelines with respect thereto. The supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus relating to the Company and its consolidated subsidiaries present fairly in accordance with U.S. GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited, or unaudited as applicable, financial statements of the Company’s predecessor included therein and comply with the Commission’s rules and guidelines with respect thereto. The unaudited pro forma consolidated financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, comply with the Commission’s rules and guidelines with respect to unaudited pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or unaudited pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Act or the Rules and Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act and the Exchange Act to the extent applicable.

(ll)	No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the General Disclosure Package, and other than as set forth in the General Disclosure Package, (i) there has not been any change in the capital stock or long-term debt of the Company, the Operating Partnership or any of their respective subsidiaries, (ii) there has been no Material Adverse Effect, (iii) there have been no transactions entered into by the Company or the Operating Partnership or any of its subsidiaries or any Predecessor Entity (or subsidiary thereof) which are material with respect to the Transaction Entities and their respective subsidiaries considered as one enterprise, (iv) there has been no dividend or distribution of any kind by any Transaction Entity or any Predecessor Entity (or subsidiary thereof) on any class of its capital stock, OP Units or other form of ownership interests, and (v) except as would not, individually or in the aggregate, have a Material Adverse Effect, neither of the Transaction Entities nor any of their respective subsidiaries has sustained since the date of the latest audited financial statements included in the General Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(mm)	Investment Company Act. Neither of the Transaction Entities are and, after giving effect to the issuance and sale of the OP Units and the Formation Shares in connection with the Formation Transactions, the offering and sale of the Offered Securities and the application of the proceeds thereof, neither of the Transaction Entities will be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(nn)	Insurance. Each of the Transaction Entities and their respective subsidiaries and each Predecessor Entity (or subsidiary thereof) carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect; neither of the Transaction Entities has any reason to believe that it or any of their respective subsidiaries will not be able to (i) renew its existing coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not have a Material Adverse Effect; neither of the Transaction Entities nor any of their respective subsidiaries nor any Predecessor Entity (or subsidiary thereof) has been denied any material insurance coverage which it has sought or for which it has applied; without limiting the generality of the foregoing, each of the Transaction Entities and their respective subsidiaries, directly or indirectly, have obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in such amounts as is adequate for the conduct of its business and the value of its Properties and is prudent and customary for companies engaged in similar businesses.

(oo)	Mortgages. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the Properties are not: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Transaction Entities or any of their respective subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Transaction Entities or any of their respective subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Transaction Entities or any of their respective subsidiaries.

(pp)	Tax Law Compliance. The Company and its subsidiaries have filed or will file (i) all federal and state income tax returns, (ii) all material franchise tax returns and (iii) all other material tax returns in a timely manner, and all such tax returns are correct and complete in all material respects, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties that are not material and are being contested in good faith by appropriate proceedings. No audits or other administrative proceedings or court proceedings are presently pending against the Company or any of its subsidiaries with regard to any tax returns, and no taxing authority has notified the Company or any of its subsidiaries that it intends to investigate its tax affairs. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of its subsidiaries have no knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company or any of its subsidiaries, as the case may be.

(qq)	Real Estate Investment Trust. Commencing with its short taxable year ending December 31, 2019, the Company will be organized in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code for such taxable year and thereafter; all statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the General Disclosure Package and the Prospectus are true, complete and correct in all material respects.

(rr)	Accuracy of Exhibits. There are no contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(ss)	No Restriction on Subsidiaries. Except as described in the Registration Statement, General Disclosure Package or the Prospectus, (i) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders, (ii) the Operating Partnership is not currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the OP Units or other partnership interests of the Operating Partnership, or from repaying the Company for any loans or advances made by the Company to the Operating Partnership, and (iii) no other subsidiary of the Transaction Entities is currently prohibited from paying any dividends or distributions directly or indirectly to the Transaction Entities, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying, directly or indirectly, to the Transaction Entities any loans or advances to such subsidiary from the Transaction Entities or from transferring any of such subsidiary’s property or assets directly or indirectly to the Transaction Entities or any other subsidiary of the Transaction Entities.

(tt)	No Unlawful Payments. None of the Transaction Entities, any of their respective subsidiaries, any trustee, director, officer nor, to the knowledge of the Transaction Entities, any agent, employee, affiliate or other person associated with or acting on behalf of either of the Transaction Entities or any of their respective subsidiaries has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) has violated, or is in violation of, any provision of the Foreign Corrupt Practices Act of 1977; (iv) has violated, or is in violation of, any provision of the Bribery Act 2010 of the United Kingdom; or (v) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Transaction Entities and their respective subsidiaries and affiliates have conducted their respective businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(uu)	Compliance with Anti-Money Laundering Laws. The operations of the Transaction Entities and their respective subsidiaries are and have been conducted at all times in compliance with the requirements of applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened.

(vv)	Compliance with OFAC. None of the Transaction Entities, nor any of their respective subsidiaries, any trustee, director, officer or, to the knowledge of the Transaction Entities, any agent, employee affiliate or representative of the Transaction Entities or any of their respective subsidiaries is an individual or entity, or is controlled by an individual or entity, that is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, or Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity (i) to fund or facilitate any activities of or business with any individual or entity, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; since inception, the Transaction Entities and their respective subsidiaries have not engaged in any transactions prohibited by Sanctions, that at the time of the transaction was known to the Transaction Entities to be prohibited by such Sanctions; and the Transaction Entities and their respective subsidiaries will not engage in any transactions prohibited by Sanctions, that at the time of the transaction is known to the Transaction Entities to be prohibited by such Sanctions.

(ww)	Prior Sales of Securities. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any Securities during the six-month period preceding the date hereof.

(xx)	Independent Accountants. BDO USA LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are and were during the periods covered by their reports independent public accountants with respect to the Company and the Predecessor Entities as required by the Act, the Rules and Regulations and are registered with the Public Company Accounting Oversight Board.

(yy)	ERISA Matters. Each employee benefit plan, within the meaning of Section 3(3) of ERISA, for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of Code) would have any liability has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for such noncompliance, as would not, individually or in the aggregate have a Material Adverse Effect.

(zz)	Subsidiary Tax Classification. Each subsidiary of the Transaction Entities that is not a taxable REIT subsidiary is a partnership or a limited liability company under state law has been at all relevant times properly classified as a partnership or a disregarded entity, and not as a corporation or an association taxable as a corporation, for federal income tax purposes (other than UPOI, Inc., which is classified as a corporation for federal income tax purposes and intends to liquidate for federal income tax purposes by converting into a limited liability company under state law that is classified as a disregarded entity for federal income tax purposes and Nationwide Postal Management, Inc., which is classified as an S corporation for federal income tax purposes and intends to liquidate for federal income tax purposes by converting into a limited liability company under state law that is classified as a disregarded entity for federal income tax purposes).

(aaa)	Equity-Based Awards. Except for grants which are disclosed in the General Disclosure Package and the Prospectus, the Company has not granted to any person or entity, a stock option or other equity-based award to purchase Common Stock, pursuant to an equity-based compensation plan or otherwise.

(bbb)	Related-Party Transactions. No relationship, direct or indirect, exists between or among either of the Transaction Entities on the one hand, and the trustees, directors, officers, stockholders or other equity holders, customers or suppliers of the Transaction Entities on the other hand, which is required to be described in the Registration Statement, General Disclosure Package or the Prospectus which is not so described.

(ccc)	Investment Strategy. The Company’s investment strategy described in the Registration Statement, the General Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of the Company’s business, and no material deviation from such investment strategy is currently contemplated.

(ddd)	Debt Securities and Preferred Stock. The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act).

(eee)	Lending Relationships. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither of the Transaction Entities nor any of their respective subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter or (ii) intends to use any of the proceeds from the sale of the Offered Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(fff)	Certificates of Officers. Any certificate signed by any officer of the Company or the Operating Partnership, as applicable, and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company or the Operating Partnership, as applicable, as to matters covered thereby to each Underwriter.

2.	Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[___] per share, the respective number of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in book entry form through the facilities of The Depository Trust Company (“DTC”) against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives at 10:00 A.M., New York time, on [______], 2019, or at such other time not later than seven (7) full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering contemplated by this Agreement.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities, less an amount per share equal to any dividends or distribution declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such number of Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than three (3) full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in book entry form through the facilities of DTC against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives.

3.	Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

4.	Certain Agreements of the Transaction Entities.

(a)	Each of the Transaction Entities, jointly and severally, agrees with the several Underwriters that:

(i)	Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(ii)	Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not affect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (A) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (B) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (C) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (D) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or, to the Company’s knowledge, the threatening of any proceeding for that purpose, and (E) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or, to the Company’s knowledge, the threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)	Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 of this Agreement.

(iv)	Issuer Free Writing Prospectuses and Section 5(d) Writings. The Company agrees that, if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the General Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission.

(v)	Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(vi)	Furnishing of Registration Statements and Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (including all exhibits thereto), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement, or at such time as otherwise agreed to by the Representatives. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vii)	Blue Sky / Foreign Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution. To the extent the Representatives are required to file any reports of trade in any jurisdictions in which the Offered Securities are distributed, the Company shall provide any reasonable assistance and information that may be requested by the Representatives.

(viii)	Reporting Requirements. During the period of five (5) years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (B) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements described in the preceding two sentences to the Underwriters.

(ix)	Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and all the costs and expenses in connection with the offering of the Offered Securities and including but not limited to (A) any filing fees and expenses incurred in connection with qualification of the Offered Securities (including any special foreign counsel fees and expenses) for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of blue sky surveys or legal investment surveys relating thereto, (B) costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), (C) all actual, reasonable and documented fees and expenses of the Underwriters incurred in connection with this Agreement and the offering of the Offered Securities, including fees and expenses of legal counsel for the Underwriters, (D) costs and expenses relating to investor presentations, any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, (1) any travel expenses of the Transaction Entities’ officers and employees and (2) any other expenses of the Transaction Entities, (E) the fees and expenses incident to listing the Offered Securities on the NYSE, (F) the fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (G) expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters and (H) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(x)	Use of Proceeds. The Company will use the net proceeds received in connection with the offering and sale of the Offered Securities in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Prospectus, and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(xi)	Absence of Manipulation. The Transaction Entities will not, and will cause each of their respective subsidiaries and controlled affiliates not to, take, directly or indirectly, any action designed to or that would constitute or that might cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(xii)	Listing. The Company will use its best efforts to effect and maintain the listing of the Common Stock (including the Offered Securities) on the NYSE.

(xiii)	Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Securities within the meaning of the Act and (b) completion of the Lock-Up Period.

(xiv)	Company Restriction on Sale of Securities. During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), the Company shall not (a) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Offered Securities, including but not limited to any options or warrants to purchase Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives; provided, however, that the foregoing clause shall not apply to (1) the Offered Securities to be sold hereunder, (2) Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including OP Units) issued by the Company or the Operating Partnership in the Formation Transactions, (3) any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including OP Units) issued or granted pursuant to any equity incentive plan of the Company or the Operating Partnership or any other award referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (4) any Common Stock issued upon the conversion, exchange or exercise of securities convertible into or exercisable or exchangeable for Common Stock outstanding as of the date of this Agreement.

(xv)	Qualification and Taxation as a REIT. The Company will use its best efforts to qualify for taxation as a REIT under the Code for its short taxable year ending December 31, 2019, and thereafter will use its best efforts to continue to qualify for taxation as a REIT under the Code, unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company to qualify as REIT.

(xvi)	Compliance with Foreign Laws. The Transaction Entities will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Offered Securities are offered.

5.	Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

6.	Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Transaction Entities (as though made on such Closing Date), to the accuracy of the statements of the Transaction Entities made pursuant to the provisions hereof, to the performance by the Transaction Entities of their respective obligations hereunder and to the following additional conditions precedent:

(a)	Accountants’ Comfort Letters. The Representatives shall have received letters, dated the date hereof and each Closing Date, of BDO USA LLP, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus (except that, in any letter dated a Closing Date, the specified date of such letter shall be no more than three (3) days prior to such Closing Date).

(b)	Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Prospectus shall have been filed with the Commission in accordance with the Rule 424(b) under the Act and Section 4(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Transaction Entities or the Representatives, shall be contemplated by the Commission.

(c)	No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing and each Optional Closing Date, if any, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the business, properties, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Transaction Entities and their respective subsidiaries, taken as a whole, that, in the sole judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any national securities exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York authorities; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)	Opinion of Counsel for the Transaction Entities. The Representatives shall have received an opinion, dated such Closing Date, of Hunton Andrews Kurth LLP, counsel for the Transaction Entities, substantially in the form attached hereto as Annex II-A.

(e)	Opinion of Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Venable LLP, special counsel for the Company, substantially in the form attached hereto as Annex II-B.

(f)	Tax Opinion. The Representatives shall have received a tax opinion, dated such Closing Date, of Hunton Andrews Kurth LLP, counsel for the Transaction Entities, substantially in the form attached hereto as Annex III.

(g)	Opinion of Counsel for Underwriters. The Representatives shall have received from Winston & Strawn LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Transaction Entities shall have furnished to such counsel such documents as they request for the purpose of enabling them to opine upon such matters.

(h)	Officers’ Certificates. The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer of the Company and the Operating Partnership and the President and Treasurer of the Company and the Operating Partnership in which such officers shall state that: the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct as of such date; each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change, nor any development or event involving a prospective change, in the business, properties, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company or the Operating Partnership and its respective subsidiaries, taken as a whole, that is material and adverse, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or as described in such certificate.

(i)	Lock-up Agreements. On or prior to the date hereof, the Representatives shall have received a lock-up letter in the form of Annex I hereto executed by each of the persons listed on Schedule D hereto.

(j)	Transaction Entities Good Standing. The Representatives shall have received a certificate of good standing of the Company and the Operating Partnership certified by the Maryland State Department of Assessments and Taxation or the Secretary of State of the State of Delaware, as applicable, as of a date within three (3) business days of the Closing.

(k)	Secretary’s Certificates. The Representatives shall have received a certificate of the secretary of the Company and the Operating Partnership certifying resolutions of the Company’s and the Operating Partnership’s Board of Directors (or equivalent governing body) approving the Underwriting Agreement and the transactions contemplated thereby.

(l)	FINRA Approval. The Representatives shall have received a clearance letter from the Corporate Finance Department of FINRA with respect to the offering.

(m)	Listing. The Offered Securities shall have been approved for listing on the NYSE.

The Company and the Operating Partnership will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7.	Indemnification and Contribution.

(a)	Indemnification of Underwriters by the Transaction Entities. The Transaction Entities, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, affiliates and each person, if any, who controls within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Controlling Person”) any Underwriter (each, an “Underwriter Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter Indemnified Party for any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Transaction Entities will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Transaction Entities by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that such information furnished by any Underwriter consists only of the information described as such in Section 7(b) below.

(b)	Indemnification of Company. Each Underwriter, severally and not jointly, will indemnify and hold harmless the Transaction Entities, the Company’s directors and each person, if any, who signs a registration statement and each Controlling Person (each, a “Company Indemnified Party”), against any losses, claims, damages or liabilities to which the Company Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus or any Section 5(d) Writing, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Company Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information in the third paragraph, the second sentence of the seventh paragraph and the tenth paragraph under the caption “Underwriting” in the Prospectus.

(c)	Actions against Parties; Notification. Promptly after receipt by an indemnified party of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsections (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsections (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsections (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7(c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)	Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsections (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and by the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and by the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transaction Entities bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d).

8.	Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 hereof (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9.	Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Transaction Entities or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Transaction Entities, or any of their respective representatives, officers or directors or any Controlling Person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 hereof, the Transaction Entities will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Transaction Entities, on the one hand, and the Underwriters, on the other hand, pursuant to Section 7 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect.

10.	Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed or delivered and confirmed to the Representatives to Stifel, Nicolaus & Company, Incorporated, 501 North Broadway, 10th Floor, St. Louis, MO 63102, Attention: Chad Gorsuch (fax no. (314) 342-2775), Janney Montgomery Scott LLC, 1717 Arch Street, Philadelphia, PA 19103, Attention: David Doyle, (fax no. (215) 665-6197) and BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, NY 10036 Attention: David Raff (fax no. (212) 702-1205), with a copy to Winston & Strawn LLP, 35 West Wacker, Chicago, IL 60601, Attention: Christina T. Roupas (fax no. 312-558-5700) or if sent to the Transaction Entities, will be mailed or delivered and confirmed to it at c/o Postal Realty Trust, Inc., 75 Columbia Avenue, Cedarhurst, NY 11516, Attention: Andrew Spodek (fax no. (516) 295-2004) with a copy Hunton Andrews Kurth LLP, Riverfront Plaza, East Tower, 951 E. Byrd Street, Richmond, VA 23219, Attention: David C. Wright; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed or delivered and confirmed to such Underwriter.

11.	Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, trustees, directors and Controlling Persons, and no other person will have any right or obligation hereunder.

12.	Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

13.	Research Analyst Independence. The Transaction Entities acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Transaction Entities and/or the offering of the Offered Securities that differ from the views of their respective investment bankers. The Transaction Entities hereby waive and release, to the fullest extent permitted by law, any claims that the Transaction Entities may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Transaction Entities by such Underwriters’ investment banking divisions. The Transaction Entities acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

14.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.	Absence of Fiduciary Relationship. The Transaction Entities acknowledge and agree that:

(a)	No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Transaction Entities on the one hand, and the Underwriters on the other has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriters have advised or is advising the Transaction Entities on other matters;

(b)	Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Transaction Entities following discussions and arms’ length negotiations with the Underwriters, and the Transaction Entities are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)	Absence of Obligation to Disclose. The Transaction Entities have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Transaction Entities, and that the Underwriters have no obligation to disclose such interests and transactions to the Transaction Entities by virtue of any fiduciary, advisory or agency relationship; and

(d)	Waiver. The Transaction Entities waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Transaction Entities in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Transaction Entities, including shareholders, employees or creditors of the Transaction Entities.

16.	Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

17.	Trial by Jury. Each of the Transaction Entities (on its behalf and, to the extent permitted by applicable law, on behalf of its respective stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.	Jurisdiction. The Transaction Entities hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Transaction Entities irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

19.	Termination. Until the First Closing Date, this Agreement may be terminated by the Representatives by giving notice (in the manner prescribed by Section 10 hereof) to the Company, if (i) either of the Transaction Entities shall have failed, refused or been unable, at or prior to the First Closing Date, to perform any agreement on its part to be performed hereunder unless the failure to perform any agreement is due to the default or omission by any Underwriter; (ii) any other condition of the obligations of the Underwriters hereunder is not fulfilled; (iii) trading in securities generally on the NYSE, NYSE American, or Nasdaq shall have been suspended or minimum or maximum prices shall have been established on either of such exchanges or such market by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the Commission or by the NYSE American, NYSE or Nasdaq or other regulatory body of governmental authority having jurisdiction; (v) a general banking moratorium has been declared by Federal or New York authorities; (vi) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (vii) there shall have been any material adverse change in general economic, political or financial conditions in the United States or in international conditions on the financial markets in the United States, in each case, the effect of which is such as to make it, in the Representatives’ judgment, inadvisable to proceed with the delivery of the Securities; or (viii) any attack on, outbreak or escalation of hostilities, declaration of war or act of terrorism involving the United States or any other national or international calamity or emergency has occurred if, in the Representatives’ reasonable judgment, the effect of any such attack, outbreak, escalation, declaration, act, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the public offering or the delivery of the Securities.

20.	USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Transaction Entities, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

21.	Definition of the term “business day.” For purposes of this Agreement (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Transaction Entities one of the counterparts hereof, whereupon it will become a binding agreement among the Transaction Entities and the several Underwriters in accordance with its terms.

[Signature Page Follows]

Very truly yours,

POSTAL REALTY TRUST, INC.

By:
Name:
Title:

POSTAL OP REALTY LP

By: Postal Realty Trust, Inc., its general partner

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the
Representatives of the several Underwriters.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

JANNEY MONTGOMERY SCOTT LLC

By:
Name:
Title:

BMO CAPITAL MARKETS CORP.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Securities
Stifel, Nicolaus & Company, Incorporated	[______]

Janney Montgomery Scott LLC	[______]

BMO Capital Markets Corp.	[______]

Height Securities, LLC	[______]

B. Riley FBR, Inc.	[______]

D.A. Davidson & Co.	[______]

Total	[______]

  Schedule A-1

SCHEDULE B

Operative Documents

1.	Form of Agreement and Plan of Merger by and among Postal Realty Trust, Inc., PSTL Merger Sub LLC, United Postal Holdings, Inc. and Andrew Spodek.

2.	Form of Contribution Agreement by and among the contributor party thereto, Postal Realty LP and Postal Realty Trust, Inc.

3.	Form of Tier 2 Agreement of Purchase and Sale by and among the Sellers party thereto, Postal Realty LP and Postal Realty Trust, Inc.

4.	Form of Representation, Warranty and Indemnity Agreement by and among Postal Realty Trust, Inc., Postal Realty LP and Andrew Spodek.

5.	Form of Tax Indemnification Agreement between Postal Realty Trust, Inc., UPH, Inc. and Andrew Spodek.

6.	Form of Tax Protection Agreement, between Postal Realty Trust, Inc. and the protected party thereto.

7.	Articles of Amendment and Restatement of Postal Realty Trust, Inc.

8.	Bylaws of Postal Realty Trust, Inc.

9.	First Amended and Restated Agreement of Limited Partnership of Postal Realty LP.

  Schedule B-1

SCHEDULE C

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

A.	“General Use Issuer Free Writing Prospectus” includes each of the following documents:

[_____].

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

Oral confirmation of the price and size of the offering.

3.	Section 5(d) Writings:

[_______]

Schedule C-1

SCHEDULE D

Lock-up Signatories

Andrew Spodek

Jeremy Garber

Matt Brandwein

Patrick Donahoe

Barry Lefkowitz

Jane Gural-Senders

Anton Feingold

Marc Lefkovich

Raphael Harel

Isaac Richter

 Annex III-1